Exhibit 11.0


BAB HOLDINGS, INC.
COMPUTATION OF EARNINGS PER SHARE
3 MONTHS ENDED FEBRUARY 28, 1997 V. 3 MONTHS ENDED FEBRUARY 29, 1996

                                                   3 Months         3 Months
                                                   2/28/97           2/29/96
                                                 -----------      ------------


 PRIMARY EPS

      Net income                                   $   25,325       $   78,812
                                                  ===========     ============

      Weighted average share o/s                    7,274,943        6,962,199

      Net income per common share                  $   0.0035       $   0.0113



 FULLY DILUTED EPS
      Net income                                   $   25,325       $   78,812
                                                  ===========     ============

      Weighted average share o/s                    7,274,943        6,962,199

      Net income per common share                  $   0.0035       $   0.0113